UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 3, 2010

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2010 Callaway Golf Company (the “Company”) filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of the Powers, Designations, Preferences and Rights (the “Amended and Restated Certificate of Designations”) of the Company’s 7.50% Series B Cumulative Perpetual Convertible Preferred Stock (the “Series B Preferred”). The Certificate of Designations for the Series B Preferred was originally filed on June 12, 2009 (the “Original Certificate of Designations”) and was effective upon filing. The Amended and Restated Certificate of Designations was filed in order to correct certain minor ambiguities and inconsistencies in the Original Certificate of Designations.

The Amended and Restated Certificate of Designations became effective upon filing. A copy of the Amended and Restated Certificate of Designations is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Designation for 7.50% Series B Cumulative Perpetual Convertible Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: March 5, 2010	By:	/s/ BRIAN P. LYNCH
	Name:	Brian P. Lynch
	Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Designation for 7.50% Series B Cumulative Perpetual Convertible Preferred Stock.

4